LOAN TERMS TABLE
Note Date: May 10, 2011
Borrower: Those entities as set forth in the Preamble below.
Original Principal Amount: $23,625,000.00	Loan No.: 3412708
Note Rate: 5.38%
Monthly Payment Amount: $132,366.86	Borrower’s TIN: Sun Gwinnett LLC - 45-1861697; Sun Knollwood – 45-1862065; Sun River Ridge II LLC – 45-1861853
Amortization Commencement Date: July 1, 2011	Maturity Date: June 1, 2021
Lockout Period: Beginning on the date of this Note and ending on February 28, 2021

PROMISSORY NOTE

FOR VALUE RECEIVED SUN RIVER RIDGE II LLC, SUN KNOLLWOOD LLC, AND SUN GWINNETT LLC, each a Michigan limited liability company and each having its principal place of business at The American Center, 27777 Franklin Road, Suite 200, Southfield, Michigan 48034 (individually and collectively, as the case may be, “Borrower”), hereby unconditionally promises to pay to the order of BANK OF AMERICA, N.A., a national banking association, having an address at 214 North Tryon Street, NC1-027-15-03, Charlotte, North Carolina 28255 (“Lender”), the Original Principal Amount, in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Note Rate, and to be paid in accordance with the terms set forth below.  The Loan Terms Table set forth above is a part of this Note and all terms used in this Note which are defined in the Loan Terms Table shall have the meaning set forth therein.  All capitalized terms not defined herein shall have the respective meanings set forth in that certain Loan Agreement dated the date hereof between Lender and Borrower (the “Loan Agreement”).

Article 1 – Payment Terms; Manner Of Payment

(a) Borrower hereby agrees to pay sums due under this Note as follows:  an initial payment is due on the Closing Date for interest from the Closing Date through and including the last day of the calendar month in which the Closing Date occurs; and thereafter, except as may be adjusted in accordance with the last sentence of Section 1(b), consecutive monthly installments of principal and interest in an amount equal to the Monthly Payment Amount shall be payable pursuant to the terms hereof on the first (1st) day of each month beginning on the Amortization Commencement Date (each a “Scheduled Payment Date”) until the entire indebtedness evidenced hereby is fully paid, except that any remaining indebtedness, if not sooner paid, shall be due and payable on the Maturity Date.

(b) The Monthly Payment Amount is computed on the basis of an amortization schedule for a loan having (i) a principal amount equal to the Original Principal Amount, (ii) an amortization period of thirty (30) years, and (iii) an annual interest rate equal to the Note Rate, computed on the basis of a three hundred sixty (360) day year consisting of twelve (12) months of thirty (30) days each.  Borrower expressly understands and agrees that such computation of interest based on a three hundred sixty (360) day year consisting of twelve (12) months of thirty (30) days each is solely for the purpose of determining the Monthly Payment Amount, and, notwithstanding such computation, interest shall accrue on the outstanding principal amount of the Loan as provided in Article 2 below.  Borrower understands and acknowledges that such interest accrual requirement results in more interest accruing on the Loan than if either a thirty (30) day month and a three hundred sixty (360) day year or the actual number of days and a three hundred sixty five (365) day year were used to compute the accrual of interest on the Loan.  Borrower recognizes that such interest accrual requirement will not fully amortize the Loan within the amortization period set forth above.  Following any partial prepayment occurring solely as a result of the application of Insurance Proceeds or Awards pursuant to the terms of this Note and the other Loan Documents, Lender may, in its sole and absolute discretion, adjust the Monthly Payment Amount to give effect to any such partial prepayment, provided, however, that in no event will any such adjustment result in any such installment becoming due and payable on any date after the Maturity Date.

(c) Each payment by Borrower hereunder shall be made to P.O. Box 65585, Charlotte, North Carolina 28265-0585, or at such other place as Lender may designate from time to time in writing not later than 2:00 P.M. Charlotte, North Carolina time.  Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day preceding such scheduled due date.  All payments made by Borrower hereunder or under the other Loan Documents shall be made irrespective of, and without any deduction for, any setoff, defense or counterclaims.

(d) Prior to the occurrence of an Event of Default, all monthly payments made as scheduled on this Note shall be applied first to the payment of interest computed at the Note Rate, and the balance toward the reduction of the principal amount of this Note. All voluntary and involuntary prepayments on this Note shall be applied, to the extent thereof, to accrued but unpaid interest on the amount prepaid, to the outstanding principal amount, and any other sums due and unpaid to the Lender in connection with the Loan, in such manner and order as Lender may elect in its sole and absolute discretion, including, but not limited to, application to principal installments in inverse order of maturity.  Following the occurrence of an Event of Default, any payment made on this Note shall be applied to accrued but unpaid interest, late charges, accrued fees, the unpaid principal amount of this Note, and any other sums due and unpaid to Lender in connection with the Loan, in such manner and order as Lender may elect in its sole and absolute discretion.

(e) Remittances in payment of any part of the indebtedness other than in the required amount in immediately available U.S. funds shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by the holder hereof in immediately available U.S. funds and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practices of the collecting bank or banks.

Article 2 – Interest

The Loan shall bear interest at a fixed rate per annum equal to the Note Rate.  Interest shall be computed based on the daily rate produced assuming a three hundred sixty (360)

day year, multiplied by the actual number of days elapsed.  Except as otherwise set forth herein or in the other Loan Documents, interest shall be paid in arrears.

Article 3 – Default and Acceleration

The Debt shall without notice become immediately due and payable at the option of Lender if any payment required in this Note is not paid prior to the fifth day following the date when due or if not paid on the Maturity Date or on the happening of any other Event of Default.

Article 4– Payment After Default

Upon the occurrence and during the continuance of an Event of Default, interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan shall accrue at a rate per annum equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) four percent (4%) above the Note Rate (such rate, the “Default Rate”).  Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the earlier of (i) the actual receipt and collection of the Debt (or that portion thereof that is then due) and (ii) the cure of such Event of Default.  To the extent permitted by applicable law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Mortgage.  This Article shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default; the acceptance of any payment from Borrower shall not be deemed to cure or constitute a waiver of any Event of Default; and Lender retains its rights under this Note, the Loan Agreement and the other Loan Documents to accelerate and to continue to demand payment of the Debt upon the happening of and during the continuance any Event of Default, despite any payment by Borrower to Lender.

Article 5 – Prepayment; Defeasance

Except as otherwise expressly permitted by this Article 5, no voluntary prepayments, whether in whole or in part, of the Loan or any other amount at any time due and owing under this Note can be made by Borrower or any other Person without the express written consent of Lender.

(a) Lockout Period.  Borrower shall have no right to make, and Lender shall have no obligation to accept, any voluntary prepayment, whether in whole or in part, of the Loan, or any other amount under this Note or the other Loan Documents, at any time during the Lockout Period.  Notwithstanding the foregoing, if either (i) Lender, in its sole and absolute discretion, accepts a full or partial voluntary prepayment during the Lockout Period or (ii) there is an involuntary prepayment during the Lockout Period, then, in either case, Borrower shall, in addition to any portion of the Loan prepaid (together with all interest accrued and unpaid thereon), pay to Lender a prepayment premium in an amount calculated in accordance with Section 5(c) below.

(b) Defeasance.

(i) Notwithstanding any provisions of this Article 5 to the contrary, including, without limitation, subsection (a) of this Article 5, at any time other than during a REMIC Prohibition Period (defined below), Borrower may cause the release of the Property from the lien of the Mortgage and the other Loan Documents upon the satisfaction of the following conditions:

(A) no Default shall exist under any of the Loan Documents;

(B) not less than thirty (30) (but not more than ninety (90)) days prior written notice shall be given to Lender specifying a date on which the Defeasance Collateral (as hereinafter defined) is to be delivered (the “Release Date”); provided, however, that Borrower shall have the right (i) to cancel such notice by providing Lender with notice of cancellation five (5) days prior to the scheduled Release Date, or (ii) to extend the scheduled Release Date for up to thirty (30) days; provided that in each case, Borrower shall pay all of Lender’s costs and expenses incurred as a result of such cancellation or extension;

(C) all sums due under this Note and under the other Loan Documents up to the Release Date, including, without limitation, all reasonable fees, costs and expenses incurred by Lender and its agents in connection with such release (including, without limitation, legal fees and expenses for the review and preparation of the Defeasance Security Agreement (as hereinafter defined) and of the other materials described in Section 5(b)(i)(D) below and any related documentation, and any servicing fees, Rating Agency fees or other costs related to such release), shall be paid in full on or prior to the Release Date;

(D) Borrower shall deliver to Lender on or prior to the Release Date:

(1) a pledge and security agreement, in form and substance which would be satisfactory to a prudent lender, creating a first priority security interest in favor of Lender in the Defeasance Collateral and the Defeasance Collateral Account (the “Defeasance Security Agreement”);

(2) Such direct non callable obligations of the United States of America (or any agency thereof to the extent acceptable to the applicable Rating Agencies) or other obligations which are “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 that provide for payments on a Business Day that are prior and as close as possible to each successive Scheduled Payment Date after the Release Date (and the date on which the Lockout Period ends as if the Loan were prepaid on such date) as purchased by Borrower, with each such payment being equal to or greater than the amount of the corresponding Monthly Payment Amount required to be paid under this Note (including all amounts due on the date on which the Lockout Period ends as if the Loan were prepaid on such date) for the balance of the term hereof through the date on which the Lockout Period ends (the “Defeasance Collateral”), each of which shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance which would be satisfactory to a prudent lender (including, without limitation, such certificates, documents and instruments as may be required by the depository institution holding such securities or the issuer thereof, as the case may be, to effectuate book entry transfers and pledges through the book entry facilities of such institution) in order to perfect upon the delivery of the Defeasance Security Agreement the first priority security interest therein in favor of Lender in conformity with all applicable state and federal laws governing granting of such security interests;
(3) a certificate of Borrower certifying that all of the requirements set forth in this Section 5(b)(i) have been satisfied;

(4) one or more opinions of counsel for Borrower in form and substance that is standard in commercial mortgage lending transactions and subject only to customary qualifications, assumption and exceptions opining, among other things, that (a) Lender has a perfected first priority security interest in the Defeasance Collateral and the Defeasance Collateral Account and that the Defeasance Security Agreement is enforceable against Borrower in accordance with its terms, and (b) the release of the lien of the Mortgage and the pledge of Defeasance Collateral will not directly or indirectly result in or cause any “real estate mortgage investment conduit” within the meaning of Section 860D of the Internal Revenue Code that holds this Note (a “REMIC Trust”) to fail to maintain its status as a REMIC Trust;

(5) a certificate in form and scope which would be satisfactory to a prudent lender from an independent certified public accountant acceptable to Lender certifying that the Defeasance Collateral will generate amounts sufficient to make all payments of principal and interest due under this Note (including the scheduled outstanding principal balance of the Loan due on the last day of the Lockout Period as if the Loan were prepaid on such date);

(6) such other certificates, documents and instruments customarily delivered in connection with similar defeasance transactions as a prudent lender would require; and

(7) in the event the Loan is held by a REMIC Trust and if required by Lender, Lender has received written confirmation from any Rating Agency rating any Securities that substitution of the Defeasance Collateral will not result in a downgrade, withdrawal, or qualification of the ratings then assigned to any of the Securities.

(ii) Upon compliance with the requirements of Section 5(b)(i), the (A) Property, including the Lockbox Account, the Cash Management Account, the Reserve Accounts, and all subaccounts thereof, shall be released from the lien of the Mortgage and the other Loan Documents, and the Defeasance Collateral shall constitute collateral which shall secure this Note and all other obligations under the Loan Documents and (B) Borrower and Borrower Principal shall be released from their respective obligations pursuant to the Loan Agreement, except for those indemnities set forth in Section 12.6 and Article XIV (as to Borrower) of the Loan Agreement which, by their express terms, survive indefinitely.  Lender shall, at Borrower’s expense, execute and deliver any agreements reasonably requested by Borrower to release the lien of the Mortgage and the other Loan Documents from the Property.

(iii) Upon the release of the Property in accordance with this Section 5(b), Borrower shall assign all its obligations and rights under this Note, together with the pledged Defeasance Collateral, to a successor entity designated by Borrower and approved by Lender in its reasonable discretion (“Successor Borrower”).  Successor Borrower shall execute an assignment and assumption agreement in form and substance which would be satisfactory to a prudent lender pursuant to which it shall assume Borrower’s obligations under this Note and the Defeasance Security Agreement.  As conditions to such assignment and assumption, Borrower shall (A) deliver to Lender one or more opinions of counsel that is standard in commercial mortgage lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that such assignment and assumption agreement is enforceable against Borrower and the Successor Borrower in accordance with its terms and that this Note, the Defeasance Security Agreement and the other Loan Documents, as so assigned and assumed, are enforceable against the Successor Borrower in accordance with their respective terms, and opining to such other matters relating to Successor Borrower and its organizational structure as Lender may reasonably require, and (B) pay all reasonable fees, costs and expenses incurred by Lender or its agents and Successor Borrower in connection with such assignment and assumption (including, without limitation, legal fees and expenses and for the review of the proposed transferee and the preparation of the assignment and assumption agreement and related certificates, documents and instruments and any fees payable to any Rating Agencies and their counsel in connection with the issuance of the confirmation referred to above, and excluding any assumption fee which may otherwise be due pursuant to the other Loan Documents).  Upon such assignment and assumption, Borrower shall be relieved of its obligations hereunder, under this Note, under the other Loan Documents and under the Defeasance Security Agreement, except as expressly set forth in the assignment and assumption agreement.

(iv) For purposes of this Article 5, “REMIC Prohibition Period” means the period commencing on the date hereof and terminating on the earlier of (i) the date occurring immediately following the two year period commencing with the “startup day” within the meaning of Section 860G(a)(9) of the Internal Revenue Code of any REMIC Trust that holds this Note and (iii) the date occurring three (3) years from the date hereof.  In no event shall Lender have any obligation to notify Borrower that a REMIC Prohibition Period is in effect with respect to the Loan, except that Lender shall notify Borrower if any REMIC Prohibition Period is in effect with respect to the Loan after receiving any notice described in Section 5(b)(i)(B); provided, however, that the failure of Lender to so notify Borrower shall not impose any liability upon Lender or grant Borrower any right to defease the Loan during any such REMIC Prohibition Period.

(v) At Borrower’s request, Lender shall assign the Mortgage and the Note, each without recourse, covenant or warranty of any nature, express or implied, except that Lender is the holder of the Note and the outstanding amount owed under the Note by Borrower to such new mortgagee designated by Borrower (other than Borrower or a nominee of Borrower) provided that Borrower or Successor Borrower, as applicable (i) has executed and delivered to such new mortgagee a new note to be secured by the Defeasance Collateral pursuant to the Defeasance Security Agreement between Borrower and such new mortgagee (such new note to have the same term, interest rate, unpaid principal balance and all other material terms and conditions of the Note), which new note, together with the Defeasance Security Agreement and the rights of such new mortgagee in and to the Defeasance Collateral, shall be assigned by such new mortgagee to Lender simultaneously with the assignment of the Note and Mortgage by Lender and (ii) has complied with all other provisions of this Section 5(b) to the extent not inconsistent with this subparagraph (v).  In addition, any such assignment shall be conditioned on the following:  (A) payment by Borrower of (I) Lender’s then customary administrative fee for processing assignments of mortgage; (II) the reasonable expenses of Lender incurred in connection therewith; and (III) Lender’s reasonable attorney’s fees for the preparation, delivery and performance of such an assignment; (B) such new mortgagee shall not substantially modify the Note such that it shall be treated as a new loan for federal tax purposes; (C) such an assignment is not then prohibited by any federal, state or local law, rule, regulation, order or by any other governmental authority; (D) such assignment and the actions described above do not constitute a prohibited transaction for any REMIC Trust formed in connection with a Securitization and will not disqualify such REMIC Trust as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code as a result of such assignment and the Defeasance, and an opinion of counsel to Borrower that is standard in commercial mortgage lending transactions and subject only to customary qualifications, assumptions and exceptions; and (E) Borrower shall provide such other opinions, items, information and documents which a prudent lender would require to effectuate such assignment.  Borrower shall be responsible for all mortgage recording taxes, recording fees and other charges payable in connection with any such assignment.  Lender agrees that the assignment of the Note and Mortgage to the new mortgagee and the assignment of the new note, the Defeasance Collateral and the Defeasance Security Agreement by the new mortgagee to Lender shall be accomplished by an escrow closing conducted through an escrow agent satisfactory to Lender and pursuant to an escrow agreement satisfactory to Lender in form and substance.

(c) Involuntary Prepayment During the Lockout Period.  During the Lockout Period, in the event of any involuntary prepayment of the Loan or any other amount under this Note, whether in whole or in part, in connection with or following Lender’s acceleration of this Note or otherwise, and whether the Mortgage is satisfied or released by foreclosure (whether by power of sale or judicial proceeding), deed in lieu of foreclosure or by any other means, including, without limitation, repayment of the Loan by Borrower or any other Person pursuant to any statutory or common law right of redemption, Borrower shall pay to Lender, in addition to the portion of the principal balance of the Loan prepaid, a prepayment premium in an amount equal to the greater of (i) 5% of the portion of the principal balance of the Loan being prepaid, and (ii)  the lesser of (A) Yield Maintenance and (B) the amount which, when added to the portion of the principal balance of the Loan being prepaid, will be sufficient to purchase Defeasance Collateral (as adjusted based on the portion of the Loan being prepaid).

(d) Insurance Proceeds and Awards; Excess Interest.  Notwithstanding any other provision herein to the contrary, and provided no Default exists, Borrower shall not be required to pay any prepayment premium or deliver any Defeasance Collateral in connection with any prepayment occurring solely as a result of (i) the application of Insurance Proceeds or Awards pursuant to the terms of the Loan Documents, or (ii) the application of any interest in excess of the maximum rate permitted by applicable law to the reduction of the Loan.

(e) After the Lockout Period.  Notwithstanding any other provision to the contrary contained herein or in the other Loan Documents, commencing on the day the Lockout Period ends, and upon giving Lender at least thirty (30) days (but not more than ninety (90) days) prior written notice, Borrower may voluntarily prepay (without prepayment premium or yield maintenance) this Note in whole (but not in part) on a Scheduled Payment Date.  Lender shall accept a prepayment pursuant to this Section 5(e) on a day other than a Scheduled Payment Date provided that, in addition to payment of the full outstanding principal balance of this Note, Borrower pays to Lender a sum equal to the amount of interest which would have accrued on this Note if such prepayment occurred on the next Scheduled Payment Date.

(f) Limitation on Partial Prepayments.  In no event shall Lender have any obligation to accept a partial prepayment except as explicitly set forth herein.

(g) Yield Maintenance.  Notwithstanding any provisions of this Article 5 to the contrary, including, without limitation, subsection (a) of this Article 5, at any time following the REMIC Prohibition Period, the principal balance of this Note may be voluntarily prepaid in whole, or in part to obtain a release of the lien of the Mortgage as to any Parcel (a “Parcel Release”), upon the satisfaction of the following conditions:

(i) no Default or Event of Default shall exist under any of the Loan Documents;

(ii) not less than thirty (30) (but not more than ninety (90)) days prior written notice shall be given to Lender specifying a date on which the prepayment shall occur, such date being a Scheduled Payment Date (the “Prepayment Date”);

(iii) any sums due under this Note and under the other Loan Documents up to the Prepayment Date, including, without limitation, all reasonable fees, costs and expenses incurred by Lender and its agents in connection with such prepayment (including, without limitation, legal fees and expenses for the review and preparation of any release documentation and of the other related materials and documentation, and any servicing fees, Rating Agency fees or other costs related to such prepayment), shall be paid in full on or prior to the Prepayment Date;

(iv) Borrower has paid to Lender (i) a prepayment premium in an amount equal to Yield Maintenance and (ii) in connection with a Parcel Release, an amount equal to the Release Amount for the Parcel to be released;

(v) In the event that Borrower shall prepay the balance of the Note in part to obtain a release of the lien of the Mortgage as to a Parcel, and a separate Parcel remains subject to the lien of the Mortgage, Borrower shall deliver to Lender on or prior to the Prepayment Date one or more opinions of counsel for Borrower in form and substance and delivered by counsel that is standard in commercial mortgage lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that the prepayment of the Loan, in full or in part, as applicable, and the release of the lien of one or more of the Mortgages will not directly or indirectly result in or cause any REMIC Trust to fail to maintain its status as a REMIC Trust;

(vi) In connection with a Parcel Release, Lender shall have received, at Borrower’s sole cost and expense, one or more endorsements to the Title Insurance Policy insuring that, after giving effect to the subject release, the Liens of the Mortgage insured thereunder continue to be first priority Liens on the Remaining Properties, subject only to Permitted Encumbrances;

(vii) Notwithstanding the provisions of this Section 5(g), in connection with a Parcel Release, if the Loan is included in a REMIC Trust and the LTV as determined by Lender in a manner that is consistent with its loan origination and underwriting standards exceeds 125% immediately after giving effect to the prepayment in connection with the Parcel Release, no Parcel Release will be permitted unless the Borrower pays down the principal balance of the Loan by an amount not less than the greater of (A) the Release Amount or (B) the least of one of the following amounts: (x) if the Parcel is sold, the net proceeds of an arms-length sale to an unrelated Person of the Parcel being released, (y) the fair market value of the Parcel being released at the Prepayment Date, or (z) an amount such that the LTV as determined by Lender after the Prepayment Date is not greater than the LTV of the Property immediately prior to giving effect to the Parcel Release, unless the Lender receives an opinion of counsel that if (B) above is not followed, the Securitization will not fail to maintain its status as a REMIC Trust as a result of the Parcel Release;

(viii) In connection with a Parcel Release, if the requirements of this Section 5(g) have been satisfied, the applicable Parcel shall be released from the lien of the Mortgage and the Loan Documents.  In connection with the release of the Lien, Borrower shall submit to Lender, not less than ten (10) days prior to the Prepayment Date (or such shorter time as is acceptable to Lender in its sole discretion), a release of Lien (and related Loan Documents) for execution by Lender.  Such release shall be in a form appropriate in the jurisdiction in which the Parcel is located and that contains standard provisions protecting the rights of the releasing lender.  In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an officer’s certificate certifying that such documentation (i) is in substantive compliance with all Legal Requirements, and (ii) will effect such release in accordance with the terms of this Note.  Borrower shall pay all costs, taxes and expenses associated with the release of the lien of the Mortgage, including Lender’s reasonable attorneys’ fees.  Except as set forth in this Section 5, no repayment, prepayment or defeasance of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of the lien of the Mortgage from the Property.

(ix) In connection with a Parcel Release, upon compliance with the requirements of this Section 5(g), the (A) applicable Parcel shall be released from the lien of the Mortgage and the other Loan Documents, (B) any Reserve Funds held by Lender and attributable to the applicable Parcel being released shall be released to Borrower and (C) Borrower and  Borrower Principal shall be released from their respective obligations pursuant to the Loan Agreement with respect to the applicable Parcel, except for those indemnities set forth in Section 12.6 and Article XIV (as to Borrower) of the Loan Agreement which, by their express terms, survive indefinitely.  Lender will, at Borrower’s expense, execute and deliver any agreements reasonably requested by Borrower to release the lien of the Mortgage and the other Loan Documents from the applicable Parcel.

Following a partial prepayment in connection with a Parcel Release pursuant to this Section 5(g), the Monthly Payment Amount payable under this Note shall be recalculated based on the unpaid principal balance as of the next Scheduled Payment Date, the Note Rate and an amortization period equal to (i) three hundred sixty (360) months less (ii) the number of months elapsed from the Note Date to the date of the applicable prepayment.

As used herein, “Yield Maintenance” means a prepayment premium in an amount equal to the greater of (i) 1% of (A) the portion of the Loan being prepaid (for the avoidance of doubt, in no event shall Lender have any obligation to accept a partial prepayment except as explicitly set forth herein or in the Loan Agreement) or (B) in connection with a Parcel Release, the Release Amount, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan through the date on which the Lockout Period ends (as if the Loan were prepaid on such date) each equal to the amount of interest which would be due on (A) the portion of the Loan being prepaid or (B) in connection with a Parcel Release, the Release Amount, assuming a per annum interest rate equal to the excess of the Note Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield.  As used herein, “Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” for the week ending prior to the Prepayment Calculation Date, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the date on which the Lockout Period ends, and converted to a monthly compounded nominal yield.  In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield.  The “Prepayment Calculation Date” shall mean, as applicable, the date on which (i) Lender applies any prepayment to the reduction of the outstanding principal amount of this Note, (ii) Lender accelerates the Loan, in the case of a prepayment resulting from acceleration, or (iii) Lender applies funds held under any Reserve Account, in the case of a prepayment resulting from such an application (other than in connection with acceleration of the Loan).  “Release Amount” shall mean the greater of (a) with respect to any Parcel, one hundred twenty percent (120%) of the Allocated Loan Amount for such Parcel, or (b) an amount which, if applied to the outstanding principal balance of the Loan, would cause the Remaining Properties to have a Debt Service Coverage Ratio at the time of such calculation of not less than the greater of (i) 1.60 to 1.00 and (ii) the Debt Service Coverage Ratio for the twelve (12) month period preceding the Parcel Release.

(h) Partial Defeasance.  (i)  Borrower shall have the right at any time after the REMIC Prohibition Period to voluntarily defease a portion of the Loan and obtain a release of the lien of the Mortgage as to any Parcel by providing Lender with the Partial Defeasance Collateral (hereinafter, a “Partial Defeasance Event”) upon satisfaction of the following conditions:

(A) no Default shall exist under any of the Loan Documents;

(B) not less than thirty (30) (but not more than ninety (90)) days prior written notice shall be given to Lender specifying (1) a date on which the Partial Defeasance Collateral (as hereinafter defined) is to be delivered (the “Partial Defeasance Date”); provided, however, that Borrower shall have the right (i) to cancel such notice by providing Lender with notice of cancellation five (5) days prior to the scheduled Partial Defeasance Date, or (ii) to extend the scheduled Partial Defeasance Date for up to thirty (30) days; provided that in each case, Borrower shall pay all of Lender’s costs and expenses incurred as a result of such cancellation or extension, (2) the principal amount of the Loan subject to the Partial Defeasance Event, and (3) the Parcel to be released from the lien of the Mortgage;

(C) all sums due under this Note and under the other Loan Documents up to the Partial Defeasance Date, including, without limitation, all reasonable fees, costs and expenses incurred by Lender and its agents in connection with such release (including, without limitation, legal fees and expenses for the review and preparation of the Partial Defeasance Security Agreement (as hereinafter defined) and of the other materials described in Section 5(h)(i)(D) below and any related documentation, and any servicing fees, Rating Agency fees or other costs related to such release), shall be paid in full on or prior to the Partial Defeasance Date;

(D) Borrower shall deliver to Lender on or prior to the Partial Defeasance Date:

(1) a pledge and security agreement, in form and substance which would be satisfactory to a prudent lender, creating a first priority security interest in favor of Lender in the Partial Defeasance Collateral and the Defeasance Collateral Account (the “Partial Defeasance Security Agreement”);

(2) Such direct non callable obligations of the United States of America (or any agency thereof to the extent acceptable to the applicable Rating Agencies) or other obligations which are “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 that provide for payments on a Business Day that are prior and as close as possible to each successive Scheduled Payment Date after the Partial Defeasance Date (and the date on which the Lockout Period ends as if the Loan were prepaid in the amount of the Release Amount on such date) as purchased by Borrower, with each such payment being equal to or greater than the amount of the corresponding Monthly Payment Amount, calculated with respect to the Release Amount, required to be paid under this Note (including all amounts due on date on which the Lockout Period ends as if the Loan were prepaid in the amount of the Release Amount on such date) for the balance of the term hereof through the date on which the Lockout Period ends (the “Partial Defeasance Collateral”), each of which shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance which would be satisfactory to a prudent lender (including, without limitation, such certificates, documents and instruments as may be required by the depository institution holding such securities or the issuer thereof, as the case may be, to effectuate book entry transfers and pledges through the book entry facilities of such institution) in order to perfect upon the delivery of the Partial Defeasance Security Agreement the first priority security interest therein in favor of Lender in conformity with all applicable state and federal laws governing granting of such security interests;

(3) a certificate of Borrower certifying that all of the requirements set forth in this Section 5(h)(i) have been satisfied;

(4) one or more opinions of counsel for Borrower in form and substance that is standard in commercial mortgage lending transactions and subject only to customary qualifications, assumption and exceptions opining, among other things, that (a) Lender has a perfected first priority security interest in the Partial Defeasance Collateral and the Defeasance Collateral Account and that the Partial Defeasance Security Agreement is enforceable against Borrower in accordance with its terms, (b) the release of the lien of the Mortgage with respect to the Parcel to be released and the pledge of Partial Defeasance Collateral will not directly or indirectly result in or cause any REMIC Trust that holds this Note to fail to maintain its status as a REMIC Trust, (c) in the event of a bankruptcy proceeding or similar occurrence with respect to Borrower, none of the Partial Defeasance Collateral nor any proceeds thereof will be property of Borrower’s estate under Section 541 of the U.S. Bankruptcy Code or any similar statute and the grant of security interest therein to Lender shall not constitute an avoidable preference under Section 547 of the U.S. Bankruptcy Code or applicable state law, (d) the defeasance will not cause any REMIC Trust to be an “investment company” under the Investment Company Act of 1940 and (e) a non consolidation opinion with respect to the Successor Borrower;

(5) a certificate in form and scope which would be satisfactory to a prudent lender from an independent certified public accountant acceptable to Lender certifying that the Partial Defeasance Collateral will generate amounts sufficient to make all payments of principal and interest due under this Note calculated with respect to the Release Amount (including the scheduled outstanding principal balance of the Loan due on the date the Lockout Period ends as if the Loan were prepaid in the amount of the Release amount on such date);

(6) such other certificates, documents and instruments customarily delivered in connection with similar defeasance transactions as a prudent lender would require;

(7) in the event the Loan is held by a REMIC Trust and if required by Lender, Lender has received written confirmation from any Rating Agency rating any Securities that substitution of the Partial Defeasance Collateral will not result in a downgrade, withdrawal, or qualification of the ratings then assigned to any of the Securities;

(8) Borrower shall deliver to Lender evidence, satisfactory to a reasonably prudent lender, that the Undefeased Note will continue to be secured by the Mortgages encumbering the Remaining Properties; and

(9) Lender shall have received, at Borrower’s sole cost and expense, one or more endorsements to the Title Insurance Policy insuring that, after giving effect to the subject release, the Liens of the Mortgage insured thereunder continue to be first priority Liens on the Remaining Properties, subject only to Permitted Encumbrances.

(E) Lender shall prepare, at Borrower’s sole cost and expense, all necessary documents to amend and restate this Note and issue two substitute notes, one note having a principal balance equal to the Release Amount for the subject Parcel (the “Defeased Note”), and the other note having a principal balance equal to the excess of (A) the original principal amount of the Loan, over (B) the amount of the Defeased Note (the “Undefeased Note”).  The Defeased Note and Undefeased Note shall have identical terms as the Note except for the principal balance; and, in connection therewith, the Monthly Payment Amount and the amount of each such payment applied to principal thereafter shall be divided between the Defeased Note and the Undefeased Note in the same proportion as the unpaid principal balance (in each case immediately after the Partial Defeasance Event) of the Defeased Note and the Undefeased Note, as the case may be, bears to the aggregate principal balance due under the Defeased Note and the Undefeased Note immediately after the Partial Defeasance Event.

               The Defeased Note and the Undefeased Note shall be cross defaulted and cross collateralized unless the Rating Agencies shall require otherwise or unless a Successor Borrower that is not an Affiliate of Borrower is established pursuant to Section 5(b)(iii) hereof.  A Defeased Note may not be the subject of any further defeasance;

(ii) If Borrower has elected to make a partial defeasance and the requirements of this Section 5(h) have been satisfied, the applicable Parcel shall be released from the lien of the Mortgage and the other Loan Documents.  In connection with the release of the Lien, Borrower shall submit to Lender, not less than ten (10) days prior to the Partial Defeasance Date (or such shorter time as is acceptable to Lender in its sole discretion), a release of Lien (and related Loan Documents) for execution by Lender.  Such release shall be in a form appropriate in the jurisdiction in which the Parcel is located and that contains standard provisions protecting the rights of the releasing lender.  In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an officer’s certificate certifying that such documentation (i) is in substantive compliance with all Legal Requirements, and (ii) will effect such release in accordance with the terms of this Note.  Borrower shall pay all costs, taxes and expenses associated with the release of the lien of the Mortgage, including Lender’s reasonable attorneys’ fees.  Borrower shall cause title to the applicable Parcel so released from the lien of the Mortgage to be transferred to and held by a Person other than Borrower.  Except as set forth in this Section 5, no repayment, prepayment or defeasance of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of the lien of the Mortgage from the Property.

(iii) Upon compliance with the requirements of this Section 5(h), the applicable Parcel shall be released from the lien of the Mortgage and the other Loan Documents, and the Partial Defeasance Collateral shall constitute collateral which shall secure the Defeased Note and all other obligations under the Loan Documents.  Lender will, at Borrower’s expense, execute and deliver any agreements reasonably requested by Borrower to release the lien of the Mortgage and the other Loan Documents from the applicable Parcel.

(iv) Upon the release of a Parcel in accordance with this Section 5(h), Borrower shall (at Lender’s sole and absolute discretion) assign all its obligations and rights under the Defeased Note, together with the pledged Partial Defeasance Collateral, to a Successor Borrower.  Successor Borrower shall execute an assignment and assumption agreement in form and substance which would be satisfactory to a prudent lender pursuant to which it shall assume Borrower’s obligations under the Defeased Note and the Defeasance Security Agreement.  As conditions to such assignment and assumption, Borrower shall (A) deliver to Lender one or more opinions of counsel in form and substance that is standard in commercial mortgage lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that such assignment and assumption agreement is enforceable against Borrower and the Successor Borrower in accordance with its terms and that the Defeased Note, the Defeasance Security Agreement and the other Loan Documents, as so assigned and assumed, are enforceable against the Successor Borrower, and the Undefeased Note Remains enforceable against Borrower, each in accordance with their respective terms, and opining to such other matters relating to
        Successor Borrower and its organizational structure as Lender may reasonably require, and (B) pay all reasonable fees, costs and expenses incurred by Lender or its agents and Successor Borrower in connection with such assignment and assumption (including, without limitation, legal fees and expenses and for the review of the proposed transferee and the preparation of the assignment and assumption agreement and related certificates, documents and instruments and any fees payable to any Rating Agencies and their counsel in connection with the issuance of the confirmation referred to above, and excluding any assumption fee which may otherwise be due pursuant to the other Loan Documents).  Upon such assignment and assumption, Borrower shall be relieved of its obligations hereunder, under the Defeased Note, under the other Loan Documents and under the
        Defeasance Security Agreement, except as expressly set forth in the assignment and assumption agreement.

(i) Defeasance Collateral Account.  On or before the date on which Borrower delivers the Defeasance Collateral or Partial Defeasance Collateral, Borrower shall open at any Eligible Institution the defeasance collateral account (the “Defeasance Collateral Account”) which shall at all times be an Eligible Account.  The Defeasance Collateral Account shall contain only (i) Defeasance Collateral or Partial Defeasance Collateral, and (ii) cash from interest and principal paid on the Defeasance Collateral or Partial Defeasance Collateral.  All cash from interest and principal payments paid on the Defeasance Collateral or Partial Defeasance Collateral shall be paid over to Lender on each Scheduled Payment Date and applied first to accrued and unpaid interest and then to principal.  Any cash from interest and principal paid on the Defeasance Collateral or Partial Defeasance Collateral not needed to pay the Scheduled Defeasance Payments shall be paid to Borrower.  Borrower shall cause the Eligible Institution at which the Defeasance Collateral or Partial Defeasance Collateral is deposited to enter an agreement with Borrower and Lender, satisfactory to Lender in its sole discretion, pursuant to which such Eligible Institution shall agree to hold and distribute the Defeasance Collateral or Partial Defeasance Collateral in accordance with this Note.  The Borrower or Successor Borrower, as applicable, shall be the owner of the Defeasance Collateral Account and shall report all income accrued on the Defeasance Collateral or Partial Defeasance Collateral for federal, state and local income tax purposes in its income tax return.  Borrower shall prepay all cost and expenses associated with opening and maintaining the Defeasance Collateral Account.  Lender shall not in any way be liable by reason of any insufficiency in the Defeasance Collateral Account.

Article 6 – Security

This Note is secured by the Mortgage and the other Loan Documents.  All of the terms, covenants and conditions contained in the Loan Agreement, the Mortgage and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein.

Article 7– Usury Savings

This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by this Note and as provided for herein or in the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan (such rate, the “Maximum Legal Rate”).  If, by the terms of this Note or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Note Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.  All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Article 8 – Late Payment Charge

If any principal or interest payment (other than the outstanding principal amount due on the Maturity Date) is not paid by Borrower prior to the fifth (5th) day after the date the same is due (after taking into account the payment date convention set forth in Section 1(c) above) (or such greater period, if any, required by applicable law), Borrower shall pay to Lender upon demand an amount equal to the lesser of four percent (4%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment.  Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law.

Article 9 – No Oral Change

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Article 10 – Waivers

Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non payment and all other notices of any kind except as provided in the Loan Agreement.  No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents made by agreement between Lender or any other Person shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other Person who may become liable for the payment of all or any part of the Debt, under this Note, the Loan Agreement or the other Loan Documents.  No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents.  If Borrower is a limited liability company, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the individuals comprising the limited liability company, and the term “Borrower,” as used herein, shall include any alternate or successor limited liability company, but any predecessor limited liability company and its members shall not thereby be released from any liability.  If Borrower is a partnership, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the individuals comprising the partnership, and the term “Borrower,” as used herein, shall include any alternate or successor partnership, but any predecessor partnership and their partners shall not thereby be released from any liability.  If Borrower is a corporation, the agreements contained herein shall remain in full force and be applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term “Borrower” as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such borrowing entity which may be set forth in the Loan Agreement, the Mortgage or any other Loan Documents.)  If Borrower consists of more than one person or party, the obligations and liabilities of each person or party shall be joint and several.

Article 11 – Trial By Jury

BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  EACH OF LENDER AND BORROWER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER AND LENDER.

Article 12 – Transfer

Upon the transfer of this Note, Borrower hereby waiving notice of any such transfer, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Loan Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter arising from events thereafter occurring; but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred.
Article 13 – Exculpation

The provisions of Article 15 of the Loan Agreement are hereby incorporated by reference into this Note to the same extent and with the same force as if fully set forth herein.

Article 14 – Governing Law

The provisions of Section 19.1 of the Loan Agreement are hereby incorporated by reference into this Note to the same extent and with the same force as if fully set forth herein.

Article 15 – Notices

All notices or other written communications hereunder shall be delivered in accordance with Article 16 of the Loan Agreement.

Article 16 – Taxpayer Identification Number

This Note provides for the Borrower’s federal taxpayer identification number to be inserted in the Loan Terms Table on the first page of this Note.  If such number is not available at the time of execution of this Note or is not inserted by the Borrower, the Borrower hereby authorizes and directs the Lender to fill in such number on the first page of this Note when the Borrower provides to Lender, advises the Lender of, or the Lender otherwise obtains, such number.

Article 17 - STATE SPECIFIC PROVISIONS

(a) In the event that (and only in the event that) any court of competent jurisdiction determines that, notwithstanding the terms and provisions of Article 17  hereof, the laws of the State of Texas shall govern in any respect the interpretation or enforcement of all or any portion of this Note, then the following terms and provisions of this Article 17(a) shall apply:

(i) The term “Maximum Legal Rate” shall mean the highest lawful rate of interest applicable to this Note.  In determining the Maximum Legal Rate, due regard shall be given to all payments, fees, charges, deposits, balances and agreements which may constitute interest or be deducted from principal when calculating interest.  If Chapter 303 of the Finance Code, Vernon’s Texas Civil Statutes, is applicable to this Note, and applicable state or federal law does not permit a higher interest rate, the “weekly ceiling” (as defined in Chapter 303 of the Finance Code, Vernon’s Texas Civil Statutes) shall be the interest rate ceiling applicable to this Note and shall be the basis for determining the Maximum Legal Rate.  If applicable state or federal law allows a higher interest rate or federal law preempts the state law limiting the rate of interest, then the foregoing interest rate ceiling shall not be applicable to this Note.  If the Maximum Legal Rate is increased by statute or other governmental action subsequent to the date of this Note, then the new Maximum Legal Rate shall be applicable to this Note from the effective date thereof, unless otherwise prohibited by applicable law.

(ii) Interest on the unpaid principal balance of this Note shall be computed on the basis set forth in the Loan Agreement (the “Stated Rate”), but in no event shall the Stated Rate be greater than the Maximum Legal Rate described immediately above.

(iii) It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable law governing the Maximum Legal Rate or amount of interest payable on or in connection with this Note and the Loan (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under law of the States in which the Properties are located).  If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or under the Mortgages or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Loan, or if acceleration of the maturity of this Note or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by law, then it is Borrower’s and Lender’s express intent that all excess amounts theretofore collected by Lender be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note, the Mortgages and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder.  The right to accelerate maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration.  All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness evidence hereby shall, to the extent permitted by applicable law be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Legal Rate.  Notwithstanding any provisions contained in this Note, the Mortgages or in any of the other Loan Documents that permit the compounding of interest, including, without limitation, any provision by which any accrued interest is added to the principal amount of this Note, the total amount of interest that Borrower is obligated to pay and Lender is entitled to receive with respect to this Note shall not exceed the amount calculated on a simple (i.e., noncompounded) interest basis at the Maximum Legal Rate on principal amounts actually advanced to or for the account of Borrower, including all current and prior advances and any advances made pursuant to the Mortgages or other Loan Documents (such as for the payment of taxes, insurance premiums, repairs and other expenses or costs).

BORROWER AND ALL OTHER MAKERS, SIGNERS, SURETIES, GUARANTORS AND ENDORSERS OF THIS NOTE WAIVE DEMAND, PRESENTMENT, NOTICE OF DISHONOR, NOTICE OF INTENT TO DEMAND OR ACCELERATE PAYMENT HEREOF, DILIGENCE IN THE COLLECTING, GRACE, NOTICE AND PROTEST AND AGREE TO ONE OF MORE EXTENSIONS FOR ANY PERIOD OR PERIODS OF TIME AND PARTIAL PAYMENTS, BEFORE OR AFTER MATURITY, WITHOUT PREJUDICE TO THE HOLDER HEREOF.  IF COLLECTION PROCEDURES ARE EVER COMMENCED, BY ANY MEANS, INCLUDING LEGAL PROCEEDINGS OR THROUGH A PROBATE OR BANKRUPTCY COURT, OR IF THIS NOTE IS PLACED IN THE HANDS OF ANY ATTORNEY FOR COLLECTION AFTER DEFAULT OR MATURITY, BORROWER AGREES TO PAY ALL COSTS OF COLLECTION OR ATTEMPTED COLLECTION, INCLUDING REASONABLE ATTORNEY’S FEES.

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IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

                   Sun Gwinnett LLC,
                a Michigan limited liability company

                By:           Sun QRS Gwinnett, Inc.,
                 a Michigan corporation, its Manager

                 By: /s/ Jonathan M. Colman
                        Jonathan M. Colman,
                Executive Vice President

                Sun Knollwood LLC,
                a Michigan limited liability company

                By:           Sun QRS Knollwood, Inc.,
                 a Michigan corporation, its Manager

                 By:  /s/ Jonathan M. Colman
                Jonathan M. Colman,
                Executive Vice President

                Sun River Ridge II LLC,
                a Michigan limited liability company

                By:           Sun QRS River Ridge, Inc.,
                 a Michigan corporation, its Manager

                 By:  /s/ Jonathan M. Colman
                 Jonathan M. Colman,
                         Executive Vice President